Exhibit 12.1
                                                                    ------------
Beacon Properties Corporation
Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)

                                  For the      For the       For the                                          For the      For the
                                  Quarter       Year          Year       For the Period     For the Period      Year        Year
                                   Ended        Ended         Ended      May 26, 1994 to    January 1, 1994     Ended       Ended
                                   3/31/97     12/31/96      12/31/95   December 31, 1994   to May 25, 1994   12/31/93     12/31/92
                                  -------------------------------------------------------------------------------------------------
Income from Continuing
  Operations                       $20,954     $48,546       $22,191       $ 6,848              ($426)         ($7,290)    ($6,045)
Add
  Portion of rents
    representative of
    the interest factor                197         746           223           179
  Mortgage interest expense         12,749      37,876        19,233         9,533              6,593           19,477      21,251
  Interest - amortization of
    financing costs                    702       2,982         2,223         1,413                598            1,239         336
                                  -------------------------------------------------------------------------------------------------
Income before minority interest,
  as adjusted                      $34,602     $90,150       $43,869       $17,973             $6,765          $13,425     $15,542
                                  =================================================================================================
Fixed charges
  Mortgage interest expense
      Capitalized interest expense      91         974            17
      Consolidated entities         11,022      30,300        15,226         4,992              2,798            7,650       7,203
      Unconsolidated entities        1,636       6,602         3,990         4,541              3,795           11,827      14,048
                                  -------------------------------------------------------------------------------------------------
                                    12,749      37,876        19,233         9,533              6,593           19,477      21,251
                                  -------------------------------------------------------------------------------------------------
  Interest - amortization of
    financing costs
      Consolidated entities            477       2,084         1,370           617                373              192         138
      Unconsolidated entities          225         898           853           796                225            1,047         198
                                  -------------------------------------------------------------------------------------------------
                                       702       2,982         2,223         1,413                598            1,239         336
                                  -------------------------------------------------------------------------------------------------
  Rents
      Consolidated entities            139         517           110            56
      Unconsolidated entities           59         229           113           123
                                  -------------------------------------------------------------------------------------------------
                                       197         746           223           179
                                  -------------------------------------------------------------------------------------------------
  Fixed charges                     13,648      41,604        21,678        11,125              7,191           20,715      21,587
                                  =================================================================================================
Ratio of earnings to fixed
  charges                             2.54        2.17          2.02          1.62               0.94             0.65        0.72
                                  =================================================================================================


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